UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2008

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the acquisition of the remaining equity interests in certain businesses, on September 12, 2007 Live Nation Worldwide, Inc. ("LNW") and certain other subsidiaries of Live Nation, Inc. ("Live Nation") entered into a Services Agreement (the "Services Agreement") with KSC Consulting (Barbados) Inc. ("KSC"), a consulting company wholly-owned by Michael Cohl. Pursuant to the Services Agreement, KSC agreed to provide the full-time services of Mr. Cohl for a term of five years to serve as Chief Executive Officer of certain companies owned by Live Nation and as Chairman and Chief Executive Officer of the company’s Live Nation Artists division.

On June 20, 2008, the parties entered into an amendment to the Services Agreement (the "First Amendment"), under which Mr. Cohl will perform consulting services for LNW and certain of its subsidiaries through June 2012. LNW will, within five business days of the date of the First Amendment, pay to KSC a lump-sum payment of $4.5 million as full payment for Mr. Cohl’s services under the consulting engagement. As part of the First Amendment, Mr. Cohl resigned as a director of Live Nation and from all offices he held with Live Nation and its affiliates, including as head of the Live Nation Artists division, and KSC and Mr. Cohl also entered into a general release of claims. Other provisions of the Services Agreement, including the non-competition provisions, remain in effect.

Live Nation, Mr. Cohl and SAMCO Investments Ltd. ("SAMCO") also entered into a Lockup and Registration Rights Agreement on September 12, 2007 in connection with the acquisition of the remaining equity interests in the acquired businesses (the "Lockup Agreement"). In connection with the First Amendment, Live Nation has released the lockup provisions contained in the Lockup Agreement. The other provisions of the Lockup Agreement remain in effect.

Also in connection with the September 2007 acquisition, Live Nation, SAMCO, Mr. Cohl and a trustee entered into a Trust Agreement (the "Trust Agreement"). Live Nation delivered shares of its common stock, which were part of the acquisition consideration, to the trustee to be held for the benefit of SAMCO and Mr. Cohl. As contemplated by the Trust Agreement, Live Nation will seek a ruling from the New York Stock Exchange (the "NYSE") that Section 312.03 of the NYSE rules would not apply to a transfer of the shares held in the trust from the trustee to SAMCO and Mr. Cohl as a result of Mr. Cohl’s resignation as a director and executive officer of Live Nation.

Cautionary Statements

The above description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text, a copy of which is attached to this report as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

June 20, 2008	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Services Agreement, dated June 20, 2008, by and among Live Nation Worldwide, Inc., KSC Consulting (Barbados) Inc., CPI International Touring Inc. and Michael Cohl
99.1	Press Release dated June 20, 2008